Exhibit 99.2

Kechu Bidco Group
Consolidated Annual Financial Statements
2021

Kechu Bidco Group      Consolidated financial statements 2021

Table of Contents

Independent Auditor's Report	3
Consolidated statement of comprehensive income	5
Consolidated statement of financial position	6
Consolidated statement of changes in equity	8
Consolidated statement of cash flows	9
Notes to the consolidated financial statements	10
1. Corporate information	10
2. Basis of preparation and purpose	10
3. Basis of consolidation	11
4. Significant accounting policies	13
5. Critical accounting estimates and judgements	19
6. Discontinued operations	21
7. Segment information	22
8. Revenue from contracts with customers	23
9. Other operating expenses	23
10. Financial results	24
11. Employee benefit expenses	24
12. Income tax	25
13. Earnings per share	26
14. Goodwill and intangible assets	27
15. Property, plant and equipment	29
16. Trade and other receivables	29
17. Cash and cash-equivalents	30
18. Inventories	31
19. Interest-bearing debts	31
20. Trade and other payables	33
21. Leases	33
22. Financial instruments	35
23. Equity	38
24. Capital and risk management	38
25. Information of the group	41
26. Related party disclosures	41
27. Assets pledged as security for liabilities	42
28. Commitments	42
29. Provisions and contingencies	42
30. Events after the reporting period	43

Kechu Bidco Group      Consolidated financial statements 2021

Report of Independent Auditors

To the board of directors of Kechu Bidco AS

Qualified Opinion

We have audited the consolidated financial statements of Kechu Bidco Group (the Company), which comprise the consolidated statement of financial position as of December 31, 2021, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”).

In our opinion, except for the omission of comparative financial information described in the Basis for Qualified Opinion section of our report, the accompanying financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB) and with IFRS as adopted by the European Union.

We did not audit the financial statements (liquidation basis) of Kappa Ingredients GmbH, a wholly owned subsidiary for the period from January 1, 2021 to November 30, 2021. As discussed in Note 1 and Note 6, the Company lost control over Kappa Ingredients GmbH in November 2021 and its associated assets and liabilities were derecognized and its results of operations for the period from January 1, 2021 to November 30, 2021 were reflected as discontinued operations in the Company’s financial statements. The Kappa Ingredients GmbH financial statements (liquidation basis), which were prepared in accordance with German generally accepted accounting principles, were audited by other auditors, whose report has been furnished to us. We have applied audit procedures on the conversion adjustments to the financial statements (liquidation basis) of Kappa Ingredients GmbH, which conform those financial statements to IFRS. Our opinion, insofar as it relates to the amounts included for Kappa Ingredients GmbH, prior to these conversion adjustments, is based solely on the report of the other auditors.

Basis for Qualified Opinion

As discussed in Note 2, the accompanying consolidated financial statements of Kechu Bidco AS are presented solely to comply with Rule 3-05 of Regulation S-X and do not include comparative financial information as required by IAS 1, Presentation of Financial Statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with both IFRS as issued by the IASB and IFRS as adopted by the European Union and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

Kechu Bidco Group      Consolidated financial statements 2021

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.
/s/ Ernst & Young AS

Oslo, Norway
September 5, 2022

Kechu Bidco Group      Consolidated financial statements 2021

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

FOR THE YEAR ENDED 31 DECEMBER

Amounts in NOK thousand	Notes	2021

Revenue from contracts with customers	8	240 933
Total operating revenue		240 933
Materials/consumables used & inventory changes	18	(90 459)
Employee benefit expenses	11	(35 464)
Depreciation and amortisation expenses	14, 15, 21	(26 457)
Other operating expenses	9	(45 831)
Total operating expenses		(198 211)
Operating profit/(loss)		42 722
Financial income	10	54
Financial expenses	10	(31 153)
Other financial gains/(losses)	10	35 910
Financial income/(expenses), net		4 811

Profit/(loss) before income tax		47 533

Income tax expense	12	(6 197)
PROFIT/(LOSS) FROM CONTINUING OPERATIONS		41 336

PROFIT/(LOSS) FROM DISCONTINUED OPERATIONS	6	(26 714)

PROFIT/(LOSS) FOR THE YEAR		14 622
Other comprehensive income from Items that may be reclassified to profit or loss
Exchange translation differences - continuing operations		(1 777)
Exchange translation differences - discont. operations	6	(770)
Net other comprehensive income/(loss)		(2 547)
COMPREHENSIVE PROFIT FOR THE YEAR		12 075

Earnings per share (in NOK):	13
Basic and diluted earnings from continuing operations		0,10
Basic and diluted earnings on profit for the period		0,03

Kechu Bidco Group      Consolidated financial statements 2021

CONSOLIDATED STATEMENT OF FINANCIAL POSITION

AT 31 DECEMBER

(Amounts in NOK thousand)	Notes	2021

ASSETS

Non-current assets
Goodwill	14	456 466
Intangible assets	14	237 874
Property, plant and equipment	15	60 911
Right-of-use assets	21	29 553
Investment in shares	22	276
Total non-current assets		785 080

Current assets
Inventories	18	128 165
Trade receivables	16	26 651
Other current receivables	16	19 046
Cash and cash equivalents	17	100 366
Total current assets		274 228
TOTAL ASSETS		1 059 308

EQUITY AND LIABILITIES		2021

EQUITY
Share capital	23	129 711
Share premium	23	423 136
Other paid in capital		8 150
Currency translation differences		1 209
Retained earnings		31 899
Total equity		594 105

LIABILITIES

Borrowings	19	232 991
Lease liabilities	21	24 086
Net deferred tax liability	12	44 359
Contingent consideration liabilities	22	42 810
Total non-current liabilities		344 246

Trade payables	20	46 087
Borrowings	19	12 350
Lease liabilities	21	6 331
Current tax liabilities	12	10 772
Group loans and borrowings	20, 26.4	20 000
Other current liabilities	20	25 417
Total current liabilities		120 957
Total liabilities		465 203
TOTAL EQUITY AND LIABILITIES		1 059 308

Kechu Bidco Group      Consolidated financial statements 2021

/s/ Theodore L. Harris	/s/ Job van Gunsteren
Chair	Director

Oslo, Norway
2 September, 2022

Kechu Bidco Group          Consolidated financial statements 2021

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

Amounts in NOK thousand	Notes	Share capital (Note 23)	Share premium (Note 23)	Other paid in capital	Retained earnings	Currency translation differences	Total equity

Balance at 1 January 2021		129 711	423 136	8 150	17 277	3 756	582 030
Profit for the year from continuing operations		-	-	-	41 336	-	41 336
Profit/(loss) for the year from discontinued operations		-	-	-	(26 714)	-	(26 714)
Other comprehensive income		-	-	-	-	(2 547)	(2 547)
Total comprehensive income		-	-	-	14 622	(2 547)	12 075
Balance at 31 December 2021		129 711	423 136	8 150	31 899	1 209	594 105

Kechu Bidco Group Consolidated financial statements 2021

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED 31 DECEMBER

(Amounts in NOK thousand)	Notes	2021

CASH FLOW FROM OPERATING ACTIVITIES:

Profit (loss) before income tax from:
Continuing operations		47 533
Discontinued operations	6	(31 507)

Adjustments for:
Depreciation and amortisation expenses	6, 14, 15, 21	28 496
Fair value changes in other investments	10, 22	(38 277)
Fair value changes in contingent consideration liabilities	10, 22	15 389
Net foreign exchange differences		760
Working capital changes:
Change in inventories	18	(47 842)
Change in receivables and payables		91 553
Income tax paid	12	(7 894)
Net cash flow from operating activities		58 211

CASH FLOW FROM INVESTMENT ACTIVITIES:
Payments for property, plant and equipment	15	(44 034)
Payments for intangible assets	14	(6 373)
Cash in subsidiary over which control has been lost	6	(30 690)
Cash receipts from sale of equity instruments	10, 22	75 280
Net cash flow from investing activities		(5 817)

CASH FLOW FROM FINANCING ACTIVITIES:
Repayments of borrowings	19	(19 000)
Cash proceeds from borrowings	19	30 289
Payment of principal portion of lease liabilities	21	(8 788)
Net cash flow from financing activities		2 501

Net increase/(decrease) in cash and cash equivalents		54 895
Effects of exchange rate changes on cash and cash equivalents		1 967
Cash and cash equivalents at the beginning of the period		43 504
Cash and cash equivalents at the end of the period		100 366

Kechu Bidco Group Consolidated financial statements 2021

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.CORPORATE INFORMATION
Kechu Bidco AS (henceforth, the ‘Company’; or ‘Kechu Bidco’; or the 'Parent') is a limited liability company incorporated and domiciled in Norway. The Company was established in 2019 and the registered office is located at Hieronymus Heyerdahls gate 1, Oslo, Norway.
Kechu Bidco Group (the ‘Group’) produces and distributes various vitamins ingredients, mainly vitamin K2 and vitamin D3, primarily used in the production of nutrition supplements and fortified food products.
The Group consists of Kechu Bidco AS and its subsidiary Kappa Bioscience AS (‘Kappa Bioscience’), Kappa Solutions AS (‘Kappa Solutions’) and Kappa Ingredients GmbH (‘Kappa Ingredients’). The Group lost control over Kappa Ingredients in November 2021, and the associated assets and liabilities were consequently derecognized. Please see Note 6 Discontinued Operations for further information.
These financial statements were authorized for issue by the Board of Directors on 2 September, 2022.
2.BASIS OF PREPARATION AND PURPOSE
These consolidated financial statements for the 2021 reporting period have been prepared based on the going concern assumption. When preparing financial statements, Management has made an assessment of the Group’s ability to continue as a going concern. There are no material uncertainties related to events or conditions that may cast significant doubt upon this assumption.
All amounts are rounded to the nearest NOK thousand, unless stated otherwise.
Management has prepared these consolidated financial statements for the purpose of presenting them into the Current Report on Form 8-K of Balchem Corporation. These financial statements omit comparative information, as required by IAS 1 Presentation of financial statements, as only the most recent financial year is required to be presented by the SEC’s Rule 3-05 of Regulation S-X.
2.1.FINANCIAL REPORTING FRAMEWORK
Kechu Bidco’s consolidated financial statements are prepared in accordance with the measurement and recognitions criteria set forth International Financial Reporting Standards (IFRS) and interpretations by the IFRS Interpretations Committee (IFRIC) as issued by the International Accounting Standard Board (IASB) per the reporting date.
2.2.FIRST-TIME ADOPTION IFRS
These consolidated financial statements, for the year ended 31 December 2021, are the first annual financial statements in which the Group adopts IFRSs. No comparative periods have been presented in these financial statements, as Management understands this is not required to comply with the purpose explained in Note 2 above, and consequently, the disclosures requirements in accordance with IFRS 1 First-time Adoption of International Financial Reporting Standards have not been included in these consolidated financial statements.
2.3.FUNCTIONAL AND PRESENTATION CURRENCY OF THE GROUP
The functional currency of the parent company is Norwegian Kroner (NOK), and this is also the presentation currency of both the parent company and the Group.
2.4.MEASUREMENT BASES
The consolidated financial statements have been prepared on a historical cost basis, except for the following:
•Right-of-use assets – initially measured based on the corresponding lease liability
•Lease liabilities – initially measured at net present value of future lease payments
•Investments in shares – measured at fair value through profit or loss
•Contingent consideration liabilities – measured at fair value through profit or loss

Kechu Bidco Group Consolidated financial statements 2021

2.5.EFFECTS OF NEW IFRS ISSUED BUT NOT YET EFFECTIVE
Certain new accounting standards, amendments to accounting standards and interpretations have been published that are not mandatory for the reporting period ending 31 December 2021, and have not been early adopted by the Group. These standards, amendments and interpretations are not expected to have a material impact on the Group.
2.6.USE OF JUDGMENT AND ESTIMATES
The preparation of consolidated financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires Management to exercise its judgment in the process of applying the Group’s accounting policies. Changes in assumptions may have a significant impact on the consolidated financial statements in the period the assumptions changed. Management believes the underlying assumptions are appropriate. The areas involving a higher degree of judgment or complexity, or areas where assumptions and estimates are significant to the consolidated financial statements are disclosed in Note 5 Critical accounting estimates and judgments.

3.BASIS OF CONSOLIDATION
3.1.SUBSIDIARIES
Subsidiaries are all entities over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power to direct the activities of the entity. Subsidiaries are fully consolidated from the date on which control is obtained by the Group. They are deconsolidated from the date that control ceases. The acquisition method of accounting is used to account for business combinations by the Group. Intercompany transactions, balances and unrealized gains on transactions between Group companies are eliminated. Unrealized losses are also eliminated unless the transaction provides evidence of an impairment of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.
3.2.FUNCTIONAL AND PRESENTATION CURRENCY
Items included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (‘the functional currency’). The consolidated financial statements are presented in NOK which is Kechu Bidco AS’s functional and presentation currency.
3.2.1.Foreign currency transactions and balances
Foreign currency transactions are translated into the functional currency using the exchange rates at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at year-end exchange rates are generally recognized in profit or loss.
Foreign exchange gains and losses that relate to borrowings are presented in the statement of profit or loss within financial expenses. All other foreign exchange gains and losses are presented within other financial gains/(losses).
Non-monetary items that are measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value was determined. Translation differences on assets and liabilities carried at fair value are reported as part of the fair value gain or loss.
3.2.2.Group companies
The results and financial position of foreign operations (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:
•assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position;
•income and expenses for each statement of profit or loss and statement of comprehensive income are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the dates of the transactions); and
•all resulting exchange differences are recognized in other comprehensive income

Kechu Bidco Group Consolidated financial statements 2021

On consolidation, exchange differences arising from the translation of any net investment in foreign entities are recognized in other comprehensive income. When control over a foreign operation is lost, the associated exchange differences are reclassified to profit or loss as part of the gain or loss on sale.
Goodwill and fair value adjustments arising on the acquisition of a foreign operation are treated as assets and liabilities of the foreign operation and translated at the closing rate.
3.3.BUSINESS COMBINATIONS
The acquisition method of accounting is used for all business combinations, regardless of whether equity instruments or other assets are acquired. The consideration transferred for the acquisition of a subsidiary comprises the:
•fair values of the assets transferred;
•liabilities incurred to the former owners of the acquired business;
•equity interests issued by the Group;
•fair value of any asset or liability resulting from a contingent consideration arrangement; and
•fair value of any pre-existing equity interest in the subsidiary.

Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are, with limited exceptions, measured initially at their fair values at the acquisition date. The Group recognizes any non-controlling interest in the acquired entity on an acquisition-by acquisition basis either at fair value or at the non-controlling interest’s proportionate share of the acquired entity’s net identifiable assets. Acquisition-related costs are expensed as incurred.
The excess of the consideration transferred; amount of any non-controlling interest in the acquired entity; and acquisition-date fair value of any previous equity interest in the acquired entity over the fair value of the net identifiable assets acquired is recorded as goodwill.
If those amounts are less than the fair value of the net identifiable assets of the business acquired, the difference is recognized directly in profit or loss as a bargain purchase.
Where settlement of any part of cash consideration is deferred, the amounts payable in the future are discounted to their present value as at the date of exchange. The discount rate used is the entity’s incremental borrowing rate, being the rate at which a similar borrowing could be obtained from an independent financier under comparable terms and conditions.
Contingent consideration is classified either as equity or a financial liability. Amounts classified as a financial liability are subsequently remeasured to fair value with changes in fair value recognized in profit or loss.
If the business combination is achieved in stages, the acquisition date carrying value of the acquirer’s previously held equity interest in the acquiree is remeasured to fair value at the acquisition date. Any gains or losses arising from such remeasurement are recognized in profit or loss.

Kechu Bidco Group Consolidated financial statements 2021

4.SIGNIFICANT ACCOUNTING POLICIES
4.1.REVENUE FROM CONTRACTS WITH CUSTOMERS
4.1.1.Sales of products
The Group’s main source of revenue is the production and sale of vitamins K2 and D3 through distributorship agreements with its customers. Revenue from the sales of these products is recognized when the control over the goods is transferred to its customers, which is typically when the products are made available at the designated location and the invoice is sent to the customer. The Group typically has the right to payment within 30 days after the invoice is sent to the customer.
The Group’s performance obligation is making the products available to the customer, as agreed in each individual purchase order. The customer typically has responsibility for the transportation of the goods to the final destination; and the Group does not provide any other services susceptible to be considered as separate performance obligations, including material rights to acquire additional products.
To determine the transaction price, the Group considers all terms of the contracts and its customary business practices. Typically, all consideration to be paid by the customer is fixed in nature at the moment the purchase order is accepted by the Group. The only source of variability in the transaction price identified by the Group relates to the right of return from its customers, which can occur when a product does not meet the agreed technical requirements. Based on the Group’s past experience and current information, no amount has been recognised as refund liabilities.
The Group acts as a principal in fulfilling its performance obligations under the contracts for the sale of products, as it has control over the products before they are transferred to its customers.
4.1.2.Rendering of services
The Group also provides research and development services to its customers, representing a less significant revenue stream (see Note 8 for further quantitative information). Only one performance obligation is identified, which is the execution of the agreed project plan. As the work performed under the project plans do not create assets with an alternative use to the Group, and as the Group has a right to consideration for the services completed to date (plus a reasonable margin), revenue is recognised over time.
The projects typically last several months, and the final transaction price is dependent on the number of hours incurred. Customers are normally invoiced monthly. As the Group considers its right to consideration corresponds directly with the value to the customer of the Group’s performance completed to date, the Group recognises revenue from its services in the amount to which the entity has a right to invoice. Where the projects have a fixed price, the projects have a substantially shorter duration, and revenue is recognised based on hours spent over total hours expected to be spent for the satisfaction of the performance obligation.
The Group acts as a principal when rendering services to its customers.

Kechu Bidco Group Consolidated financial statements 2021

4.2. PROPERTY, PLANT AND EQUIPMENT
The Group own several classes of property, plan and equipment assets that are used in order to carry out its business. A class of assets includes a group of assets which has similar nature and use to the Group’s operations.
Property, plant and equipment assets are recognised at the moment the Groups obtains control, and they are initially measured at cost, comprising its purchase price, any costs directly attributable to bringing the asset to the location and condition for it to be capable of operating in the manner intended by Management; and, if applicable, the initial costs of dismantling and removing the item and restoring the site in which it is located.
All property, plant and equipment assets controlled by the Group are subsequently measured at cost less accumulated depreciation and impairment.
4.2.1.Depreciation methods and useful lives
The following table summarises the useful lives and depreciation methods by class of property, plant and equipment asset:

	Depreciation method	Useful life
Office equipment	Straight-line	5 years
Laboratory equipment	Straight-line	5-10 years
Property, plant and equipment assets start being depreciated when they are in the location and condition necessary for it to be capable of operating in the manner intended by management.
The residual value and useful lives of the property, plant and equipment assets are reviewed annually, and treated as a change in estimate. The Group has not updated its useful lives, depreciation methods, or residual values significantly during 2021.
4.3. INTANGIBLE ASSETS
4.3.1.Goodwill
The goodwill recognised by the Group is arising from past business combinations, and it represents future economic benefits of assets that cannot be individually identified and separately recognised.
Goodwill was initially recognised at the acquisition date as the difference between the consideration paid and the acquisition date fair value of the net identifiable assets acquired and liabilities assumed.
At subsequent reporting periods, goodwill is measured at its cost less any accumulated impairment losses. Unlike other assets with finite useful lives, goodwill is tested for impairment annually, irrespective of whether there are any indications of impairment.
As a first step to make an impairment testing, the Group allocates the goodwill to each of the cash-generating or groups of cash-generating units present in the Group, which should represent the lowest level within the entity at which the goodwill is monitored for internal management purpose with the limit that it cannot be larger than an operating segment.
The Group identifies only one group of cash-generating units within the Group to which goodwill can be allocated, as there are no individual cash-generating units to which goodwill could be allocated in a non-arbitrary basis. That group of cash-generating units comprises the whole Group’s business, including all its production and distribution activities. The reason why goodwill cannot be individually allocated is that all individual cash generating units are expected to benefit from the synergies of the business combination, and the performance of the different CGUs within the Group is highly interrelated.
See Note 4.9 and Note 14.2 for further information on impairment testing performed by the Group.
4.3.2.Research and development activities
As part of its operating activities, the Group incurs research and development expenditures. Development expenditures are capitalised when they meet the definition of an asset and when the Group can demonstrate all of the following criteria at the time the expenditure has been incurred:

Kechu Bidco Group Consolidated financial statements 2021

•the technical feasibility of completing the intangible asset so that it will be available for use or sale.
•its intention to complete the intangible asset and use or sell it.
•its ability to use or sell the intangible asset.
•how the intangible asset will generate probable future economic benefits. It can either generate economic benefits from internal use or from its commercialisation.
•the availability of adequate technical, financial and other resources to complete the development and to use or sell the intangible asset.
•its ability to measure reliably the expenditure attributable to the intangible asset during its development.
The Group has mainly recognised internally generated intangible assets in relation to its production process, which enables the Group to increase its production and optimise its unitary production costs.
Internally generated intangible assets are initially measured at their cost, which comprises all the directly attributable costs necessary for the asset to be capable of operating in the manner intended by Management. They are subsequently measured at cost less any accumulated amortisation and impairment. The Group follows, for the completed development, the same impairment testing methodology as for any other non-financial asset (excluding goodwill). The Group tests in-process development for impairment annually when material.
Subsequent expenditures are only capitalised when they increase the expected future economic benefits embodied in an existing development asset. Otherwise, the subsequent costs are considered maintenance expenses.
See further information on research and development activities in Note 14.1.
4.3.3. Other intangible assets
Other intangible assets recognised by the Group mainly relate to software acquired from third parties and customer relationships arising from business combinations. These are initially measured at its initial cost and subsequently measured at cost less accumulated amortisation and impairments.
See further information on these other intangible assets in Note 14.
4.3.4. Summarised information on the useful life and amortisation method by class of intangible asset other than goodwill
The following table summarises the useful lives and amortisation methods by class of definite-life intangible asset:

	Amortisation method	Useful life
Production processes	Straight-line	10 years
Patents, rights, licences & software	Straight-line	4-12 years
Customer relationships	Straight-line	14 years

Intangible assets start being amortised when they are in the location and condition necessary for them to be capable of operating in the manner intended by Management.
The residual value and useful lives of the definite-life intangible assets are reviewed annually and treated as a change in estimate. The Group has not updated its useful lives or amortisation methods significantly during 2021.
4.4. FINANCIAL ASSETS AND LIABILITIES
Financial assets are recognized when the Group becomes party to the contractual provisions of the instrument. Depending on the economic characteristics of the asset and the Group’s business model for these instruments, they will be recognized and subsequently measured at amortised cost, fair value through profit or loss or fair value through other comprehensive income.
4.4.1. Financial assets at amortised cost
The Group measures all its trade receivables at amortised cost, and the Group does not hold any trade receivables with a significant financing component. As of the end of the 2021 reporting period, all other receivables held by the Group are also classified as amortised cost.

Kechu Bidco Group Consolidated financial statements 2021

Financial assets are subject to impairment in accordance with the expected credit loss (ECL) model, which takes into account current information derived from past experience, and forward-looking information.
The Group applies the simplified approach to calculate the ECL of its trade receivables, using a provision matrix based on the historical experience of credit losses, and adjusted using forward looking information. The provision matrix is based on the number of days past due. See Note 16 for further information on the expected credit losses recognized by the Group.
The rest of financial assets at amortised cost use the general approach to calculate the ECL. Under this approach, the loss allowance is calculated for 12 months, unless there has been a significant increase in the credit risk, where a lifetime ECL is calculated. No financial asset at amortised cost other than trade receivables use the lifetime ECL. Further information about the credit risk has been included in Note 24.3.
4.4.2. Financial assets at fair value through profit or loss
The Group classifies under this category its investments in equity instruments of other entities. Assets in this category are measured at fair value with changes recognised in the consolidated statement of comprehensive income.
As of 31 December 2021, the Group does not hold any significant investments under this classification, as the Group sold its shares in Nattopharma during 2021. See Note 22.3 for further information on this transaction.
4.4.3. Financial liabilities at fair value through profit or loss
The Group classifies financial liabilities related to contingent considerations in connection with acquisitions of shares as financial liabilities at fair value through profit or loss. Fair value changes related to the contingent consideration liabilities are presented within the financial statement line-item other financial gains (and losses). See Note 22.3 for further information.
4.5. BORROWINGS
Borrowings are initially recognised at fair value, net of transaction costs. Financial liabilities are subsequently measured at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption amount is recognised in profit or loss over the period of the borrowings using the effective interest method.
Borrowings are derecognised from the statement of financial position when the obligation specified in the contract is discharged, cancelled or expired. The difference between the carrying amount of financial liabilities that have been extinguished or transferred to another party and the consideration paid, including any noncash assets transferred or liabilities assumed, is recognised in profit or loss as other finance income or costs.
Borrowings are classified as current liabilities unless the Group has an unconditional right to defer settlement of the liabilities for at least 12 months after the reporting period.
4.6. LEASES
The Group acts as a lessee in a number of lease agreements, mainly related to office equipment, machinery, buildings and vehicles. The Group does not act as a lessor.
The sections below summarise the relevant accounting policies applied by the Group. See Note 21 for further information on the Group’s activities as a lessee.
4.6.1.Right-of-use assets
The Group recognises right-of-use asset at the lease commencement date. The right-of-use assets are initially measured at cost, which is equal to the initial measurement of the lease liability, adjusted for any lease payments made or lease incentives received at or before the commencement date.
The right-of-use assets are subsequently depreciated using the straight-line method over the shorter of the lease term or the useful life of the underlying asset. In addition, the right-of-use assets are reduced by any impairment charges and adjusted for certain remeasurements of the lease liabilities.

Kechu Bidco Group Consolidated financial statements 2021

4.6.2.Lease liabilities
The Group recognises lease liabilities at the lease commencement date. The lease liabilities are measured at the present value of future lease payments at the commencement date, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, the Group’s incremental borrowing rate.
Lease payments included in the measurement of the lease liabilities comprise the following:
•fixed payments, including in-substance fixed payments;
•variable lease payments that depend on an index or a rate; initially measured using the index or rate at the commencement date;
•(if any) amounts expected to be payable under a residual value guarantee;
•(if any) lease payments in an optional renewal period if the Group is reasonably certain to exercise an extension option and penalties for early termination of a lease unless the Group is reasonably certain not to terminate early.
The Group utilises the incremental borrowing rate as the discount rate for virtually all lease agreements, and it has elected to separate lease and non-lease components included in lease payments for property leases.
The lease liabilities are measured at amortised cost using the effective interest rate method. It is remeasured when there is a change in future lease payments arising from a change in an index or rate, if there is a change in the Group’s estimate of the amount expected to be payable under a residual value guarantee, or if the Group changes its assessment of whether it will exercise a purchase, extension or termination option. When the lease liabilities are remeasured, a matching adjustment is made to the carrying amount of the right-of-use assets.
4.7. INVENTORIES
Inventories are measured and valued at the lower of cost and net realisable value. Net realisable value is the estimated price of the product the Group expects to realise when the product is processed and sold in the ordinary course of business, less estimated costs to complete production and make the sale.
The cost of inventories includes the purchase cost of raw materials and consumables; direct production costs; and an allocation of fixed production overheads that are directly attributable to the production process until the inventories are in their present location and condition.
The Group assigns the cost of all its inventories by using the first-in, first-out (FIFO) method, and measures the cost of inventories using the standard cost technique, based on normal levels of materials and other resources. These standard cost estimations are regularly reviewed so the results approximate the actual costs of inventories.
4.8. CASH-FLOW STATEMENT
The consolidated cash flow statement is prepared using the indirect method.
Interest paid on trade payables and interest received on trade receivables are presented as operating cash flows. Interests paid on borrowings are classified as operating cash flows.
Cash flows are only classified as investing activities if they result in the recognition of an asset in the consolidated statement of financial position.
Cash payments for the principal portion of the lease liabilities are presented as cash flows from financing activities, whereas cash payments for short-term lease payments, payments for leases of low-value assets and variable lease payments that are not included in the measurement of the lease liabilities are presented as cash flows from operating activities.
4.9. IMPAIRMENT OF NON-FINANCIAL ASSETS
These accounting policies for impairment includes the policies for all non-financial assets other than goodwill and in-progress development.
An impairment loss is recognised when it is concluded, based on an impairment test, that the carrying amount of an asset or cash-generating unit exceeds its recoverable amount. The impairment amount is determined by the

Kechu Bidco Group Consolidated financial statements 2021

difference between the carrying value of an asset (or cash-generating unit) and its recoverable amount. The recoverable amount is the higher of its fair value less costs of disposal and its value in use.
At the end of each reporting period, the Group assesses whether an indication of impairment exists. Among others, the Group considers indications of impairment looking at both external and internal sources of information, including situations such as declines in the value of the assets; information about obsolescence; and other changes in the technological, market, economic or legal environments.
As of the end the 2021, the Group has not identified any indicator of impairment, which would have triggered an impairment analysis of the asset (or CGUs, as applicable) within the Group. This includes impairment of definite life intangible assets, and do not include impairment testing of goodwill.
4.10. GOVERNMENT GRANTS
Government grants relating to the purchase of property, plant and equipment are normally included in non-current liabilities as deferred income and they are credited to profit or loss on a straight-line basis over the expected lives of the related assets.
Government grants relating to costs are deferred and recognised in profit or loss over the period necessary to match the costs that they are intended to compensate.
The Group received NOK 2,7 million in 2021 in grants from the Norwegian tax incentive scheme related to research and development activities.
Government grants are recognised only when there is reasonable assurance that the Group will comply with the conditions attaching to them and that the grant will be received.
4.11. EARNINGS PER SHARE
4.11.1.Basic earnings per share
Basic earnings per share is calculated by dividing:
•the profit attributable to owners of the parent company, excluding any costs of servicing equity other than ordinary shares;
•by the weighted average number of ordinary shares outstanding during the financial year, adjusted for treasury shares, if applicable (see Note 23).
4.11.2.Diluted earnings per share
Diluted earnings per share adjusts the figures used in the determination of basic earnings per share to take into account:
•the after-income tax effect of interests and other financing costs associated with dilutive potential ordinary shares, and
•the weighted average number of additional ordinary shares that would have been outstanding assuming the conversion of all dilutive potential ordinary shares.
4.12. INCOME TAXES
The income tax expense or credit for the period is the tax payable on the current period’s taxable income, based on the applicable income tax rate for the relevant tax jurisdiction, adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses. Deferred tax/tax assets are calculated at the relevant corporate tax rate in relevant jurisdictions for the temporary differences between book value and tax values, in addition to tax losses to carry forward at the end of the accounting year. Tax increasing and tax reducing temporary differences that reverse or can reverse in the same period are netted.
Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a taxation authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Kechu Bidco Group Consolidated financial statements 2021

Deferred income taxes are determined by using tax rates (and laws) that have been enacted or substantively enacted by the end of the reporting period and are expected to apply when the related deferred income tax assets are realised or the deferred income tax liabilities are settled.
Deferred tax assets are recognised only if it is probable that future taxable amounts will be available to utilise those temporary differences and tax losses.
Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority. Current tax assets and tax liabilities are offset where the entity has a legally enforceable right to offset and intends either to settle on a net basis, or to realise the assets and settle the liabilities simultaneously.
Current and deferred taxes are recognised in the statement of comprehensive income, except to the extent that it relates to items recognised in other comprehensive income or directly to equity. In this case, the tax is also recognised in other comprehensive income or directly to equity, respectively.
5.CRITICAL ACCOUNTING ESTIMATES AND JUDGMENTS
5.1 CRITICAL JUDGMENTS
5.1.1.Determining the allocation of goodwill to CGUs or group of CGUs
The significant judgments applied when allocating the goodwill to different individual cash-generating units or groups of cash-generating unit has been included in Note 4.3.
5.1.2.Determination of the lease term
As indicated in Note 4.6, the lease term is the non-cancellable period for which the Group has the right to use the underlying assets, together with both periods covered by an option to extend the lease if the lessee is reasonably certain to exercise that option and periods covered by an option to terminate the lease if the lessee is reasonably certain not to exercise that option.
In arriving to the conclusion on the lease term for each lease contract, Management assesses the contractual terms of the extension option compared to the market rates; any significant leasehold improvements undertaken; and the importance of the underlying asset to the Group’s operations. See further information on leases in Note 21.
5.1.3.Determination of discontinued operations
The loss of control over the subsidiary Kappa Ingredients GmbH triggered the assessment as to whether the entity met the definition of a discontinued operation. Management concluded that Kappa Ingredients represented a component with largely independent cash inflows, and it was also a major separate line of the Group operations, as Kappa Ingredients was carrying out the distribution activities of the Group. See further details on the discontinued operations in Note 6.
5.1.4.Derecognition of goodwill following the loss of control of Kappa Ingredients GmbH
Upon loss of control over Kappa Ingredients (see Note 6) the Group should include part of the goodwill recognised as part of the loss on disposal. Management is required to calculate the goodwill attributed on the basis of the relative values of the operation disposed of and the portion of the cash‑generating unit retained, unless the Group can demonstrate that some other method better reflects the goodwill associated with the operation disposed of.
In this case, Management concluded that the goodwill attributed to the operation disposed of is better reflected on the basis of the intangible assets recognised at the time of the acquisition. The Group identified three different intangible assets: customer relationships; process technology; and assembled workforce. Only customer relationships and the process technology have been recognised separately from goodwill. These two intangible assets can only be attributed to the continuing operations of the Group, since all the intellectual property and all the contracts with customers remain with the continuing operations of the Group.
However, the discontinued operations have resulted in the loss of assembled workforce, which in terms of the relative number of employees between the continued and discontinued operations (see Note 11 for further information), resulted in NOK 7 700 thousand being derecognised from goodwill.

Kechu Bidco Group Consolidated financial statements 2021

5.1.5.Internally generated intangible assets
The capitalization of expenses incurred in the development phase of the Group projects requires significant judgments to conclude whether the requirements set in Note 4.3 have been met. See Note 14 for further information on the research and development activities undertaken by the Group.
5.1.6.Presentation of the fair value changes for the contingent consideration liabilities
Management has concluded that the fair value changes related to the contingent consideration liabilities are not primarily related to the financial performance of the business as presented in the consolidated statement of comprehensive income and should consequently not be presented within operating profit. Fair value changes related to the contingent consideration liabilities are thus presented within the financial statement line-item other financial gains (and losses). Please see Note 22.3 for further information.
5.2 CRITICAL ESTIMATES
5.2.1.Impairment testing of goodwill
The impairment testing of goodwill requires Management to make significant estimates, which involves making assumptions on variables subject to uncertainty, such as future profitability and discount rates applied to the expected cash flows. The impairment testing methodology applied is included in Note 14.2.
5.2.2.Fair value of the contingent consideration liabilities
The estimation of the contingent consideration liabilities requires Management to make significant estimates, which involves making assumptions on variables subject to uncertainty, such as future profitability, discount rates applied to the expected cash flows and the likelihood of a future sale of the business. The valuation methodology applied is included in Note 22.3.

Kechu Bidco Group Consolidated financial statements 2021

6.DISCONTINUED OPERATIONS
During 2021, traces of halohydrin chemicals were detected in the calcium and magnesium carbonate mineral products sold from the Group entity Kappa Ingredients GmbH. These chemicals are classified as Category 1B carcinogen and mutagen by the European Chemicals Agency, so food and supplements with determinable residues of halohydrin chemicals are classified as a health hazard. The products affected were not produced by the Group but bought from external suppliers and distributed to the Group’s end customers. Legal claims towards Kappa Ingredients GmbH were subsequently raised by the German health authorities, and Management’s assessment of the best-case scenario indicated liability for damages ('liability claim') far exceeded the net equity of the German subsidiary. Consequently, Kappa Ingredients filed for self-administered insolvency proceedings with effect from primo December 2021.
Following the self-administered insolvency proceedings, a court appointed trustee assumed the managerial control of the entity with the aim of realizing all relevant assets to the benefit of the creditors of the insolvency estate, and the Group’s control over the entity ceased to exist. On 30 November 2021 all assets and liabilities related to Kappa Ingredients were derecognised.
Kappa Ingredients is deemed to be a discontinued operation, and consequently the discontinued revenue and expenses from Kappa Ingredients, including the post-tax loss recognised on the disposal of the net assets in the entity, are presented as a single amount on the face of the statement of comprehensive income for the reporting period included in these consolidated financial statements.
Intragroup sales to Kappa Ingredients from other Group entities are presented as part of revenue from continuing operations, as these transactions would be continued if an external party assumed the distribution functions conducted by Kappa Ingredients.

Margins generated by Kappa Ingredients from resales of good acquired from other Group entities are presented as results from discontinued operations. Revenue from sale of external goods (i.e. goods that are not acquired from any of the Group companies) is together with all cost elements pertaining to the German business presented within profit (loss) from discontinued operations.

Financial information relating to the discontinued operation for the period up until the date of disposal is set out below:

Kappa Ingredients - Financial performance and cash flow information	2021
(Amounts in NOK thousand)

Revenue	96 266
Expenses	(120 073)
Loss of goodwill on disposal	(7 700)
Profit before income tax	(31 507)
Income tax	4 793)
Net loss from discontinued operation	(26 714)

Exchange differences on translation of discontinued operations	(770)
Other comprehensive income from discontinued operations	(27 484)

Net cash inflow from operating activities	18 489
Net cash inflow/(outflow) from investing activities	(30 690)
Net cash (outflow) from financing activities	-
Net cash generated by the subsidiary	(12 201)
The Group included as part of the assets disposed goodwill attributed to Kappa Ingredients, for an amount of NOK 7,7 million. See Note 5.1.4 for further information on the significant judgment this conclusion involved.

Kechu Bidco Group Consolidated financial statements 2021

At the moment of disposal, the Kappa Ingredients presented the following statement of financial position, by major category of assets and liabilities:

Net assets disposed of	30 November 2021
(Amounts in NOK thousand)

Total assets	80 079
Intangible assets	753
Property, plant and equipment	55
Right-of-use assets	6 728
Cash and cash equivalents	30 690
Inventories	15 491
Trade and other receivables	26 362
Total liabilities	(80 079)
Tax payable	(9 898)
Lease liabilities	(4 678)
Liability claim	(48 955)
Trade and other payables	(16 548)
Net assets at the time of disposal	-
The liability claim for the Group is limited to the amount of net assets that remained in Kappa Ingredients GmbH at the date control was lost. See Note 29 Provisions and Contingencies for further information.
7.SEGMENT INFORMATION
As indicated in the accounting policies Notes 1 and 4.1, the Group business’ mainly consists of the production and sale of vitamins K2 and D3 to its customers. The chief operating decision maker of the Group is constituted by those whose functions include making decisions about resources to be allocated to the segment and assessing its performance. The chief operating decision maker of the Group is, collectively, the Board of Directors.
As the Group’s business is not organised on the basis of its different products and services or the geographical location of its operations, only one operating segment is defined, the Group. With respect to the geographical distribution of sales, the Group sold products to distributors in the United States of America (USA) represented NOK 78 million. The rest of the sales were generated mostly from distributors located in the European Union and Norway. Specifically, revenue from external customers attributed to the Group’s country of domicile (i.e., Norway) amounted to NOK 0,3 million. At 31 December 2021, all non-current operating assets controlled by the Group were located in Norway.
During 2021, three clients represented more than 10% of total revenue, amounting to NOK 27 million, NOK 27 million and NOK 26 million, respectively. See Note 8 for further details on the disaggregation of revenue by products and services.

Kechu Bidco Group Consolidated financial statements 2021

8.REVENUE FROM CONTRACTS WITH CUSTOMERS

Revenue	2021
(Amounts in NOK thousand)

Sales of products	231 270
Sales of services	9 663
Total revenue	240 933
For the Group, the sale of products and services constitute its total revenue from contracts with customers.
9.OTHER OPERATING EXPENSES

Other operating expenses	2021
(Amounts in NOK thousand)

Maintenance, supplies and IT expenses	10 778
Marketing and advertising	15 162
Patent costs, legal and other fees	5 243
Consulting fees and external services	8 007
Auditor's remuneration	727
Banking and insurance fees	3 024
Other	2 890
Total other operating expenses	45 831

The following table includes a disaggregation of auditor’s remuneration:

Auditor's remuneration	2021
(Amounts in NOK thousand)

Statutory audit fees	471
Technical assistance	191
Other services	65
Total auditor's remuneration	727

Kechu Bidco Group Consolidated financial statements 2021

10.FINANCIAL RESULTS

Financial results and other financial gains/(losses)	2021
(Amounts in NOK thousand)

Financial income	54
Interest income from bank deposits	28
Other financial income	26
Financial expenses	(31 153)
Interest on borrowings	(10 091)
Interest on lease liabilities	(1 900)
Other finance costs	(19 162)
Other financial gains/(losses)	35 910
Net fair value gains/(losses) on investment in shares	38 277
Net fair value gains/(losses) on contingent consideration liabilities (see Note 22)	(15 388)
Net foreign exchange gains (losses)	13 021
Net financial result	4 811
Other finance costs mainly relate to exchange rate losses from borrowings held in currencies other than NOK, for an amount of NOK 12 599 thousand.
11.EMPLOYEE BENEFIT EXPENSES
The Group has incurred in the following employee benefit expenses:

Personnel expenses	2021
(Amounts in NOK thousand)

Salary expenses and bonuses	30 261
Other benefits	366
Social security cost	3 672
Pension cost	1 165
Total personnel expenses	35 464
During 2021, the Group had an average of 60 full-time equivalent employees (out of which 28 relates to the discontinued operations, see Note 6).
Pension costs incurred by the Group include payments made under defined contribution schemes for its employees and key management personnel, for which the Group does not hold any actuarial risk. See Note 26 for further information on remuneration to its key management personnel.

Kechu Bidco Group Consolidated financial statements 2021

12.INCOME TAX
12.1.INCOME TAX EXPENSES

Income tax expense	2021
(Amounts in NOK thousand)

Current income tax	13 329
Change in deferred tax	(7 131)
Total income tax expense	6 197

12.2.DEFERRED TAXES

Deferred tax balances	2021
(Amounts in NOK thousand)

Goodwill	-
Intangible assets	(36 379)
Receivables	2
Inventory	70
Tangible fixed assets	(5 526)
Leases	(4 900)
Provisions	2 417
Other	(1 261)
Total deferred tax relating to temporary differences	(45 577)
Tax losses to carry forward	1 218
Carrying value of the net deferred tax liabilities	(44 359)

Explanation of change in deferred tax	2021
(Amounts in NOK thousand)

Carrying value of net deferred tax liability at 1 January	(56 326)
Change in net deferred tax liability	11 967
Carrying value of net deferred tax liability at 31 December	(44 359)

Kechu Bidco Group Consolidated financial statements 2021

12.3.RECONCILIATION OF INCOME TAX EXPENSE

Reconciliation of income tax expense	2021
(Amounts in NOK thousand)

Profit before tax	47 530
Expected income tax at statutory income tax rate of 22%	10 457
Permanent differences	(4 260)
Calculated tax expense/(income)	6 197

Effective tax rate	13%

13.EARNINGS PER SHARE

Basic and diluted earnings per share	2021
(Amounts in NOK thousand)

From continuing operations attributable to the ordinary equity	0,10
From discontinued operations attributable to the ordinary equity	(0,07)
Total basic and diluted earnings per share attributable to the ordinary equity	0,03

Total number of outstanding shares	432 368 897
The Group did not have any dilutive potential ordinary shares of the end of the 2021 reporting period. The numerator used in calculating the earnings per share are the net results from continued and discontinued operations, respectively.

Kechu Bidco Group Consolidated financial statements 2021

14.GOODWILL AND INTANGIBLE ASSETS

Intangible assets	Goodwill	Production processes	Patents, rights, licences & software	Customer relationships	Total
(Amounts in NOK thousand)

At 1 January 2021
Cost	464 166	107 497	4 085	163 700	739 448
Acc. amortization and impairment	-	(9 313)	(802)	(11 693)	(21 808)
Net book amount	464 166	98 184	3 283	152 007	717 640

Year ended 31 December 2021
Opening net book amount	464 166	98 184	3 283	152 007	717 640
Additions	-	-	128	-	128
Additions - internal development	-	6 245	-	-	6 245
Disposals cost	-	(1 158)	-	-	(1 158)
Disposals accumulated amortization	-	1 158	-	-	1 158
Loss of control of subsidiary cost	(7 700)	-	(1 532)	-	(9 232)
Acc. amort. loss of control of sub.	-	-	547	-	547
Amortization charge	-	(8 723)	(572)	(11 693)	(20 988)
Closing net book amount	456 466	95 706	1 854	140 314	694 340

At 31 December 2021
Cost	456 466	112 584	2 681	163 700	735 431
Acc. amort. and impairment	-	(16 878)	(828)	(23 386)	(41 091)
Net book amount	456 466	95 706	1 853	140 314	694 340

Kechu Bidco Group Consolidated financial statements 2021

14.1.RESEARCH AND DEVELOPMENT
During the 2021 reporting period, the Group incurred expenses in relation to two main projects whose purpose was to improve the production processes with the aim of reducing the unitary production costs. The Group has also incurred research and development expenses for the development of new products. Expenses incurred during the development stages of these projects have been capitalized to the extent that they meet the requirements listed in Note 4.3.
The Group has incurred in R&D expenses which has not been capitalized for an amount of NOK 7 238 thousand in 2021.
14.2.IMPAIRMENT OF GOODWILL
The Group identifies only one group of cash-generating units within the Group to which goodwill can be allocated, which is the entire Group (see Note 4.3.1 and 4.9 for further information). The Group has estimated the value in use of the Group based on the cash flow forecasts approved by the Board of Directors.
Management has used cash flow projections covering four years, using 2% to extrapolate cash flow projections beyond that period. The calculation of the value in use of the group relies on assumptions about revenue growth and expected gross operating margins. The latter depends on the price of raw materials used in the production process, the evolution of the market, and the Group’s value added to its products.
The values assigned to each key assumption are based on Management’s assessment of past performance of the Group, current contracts with customers, and their views on the future development of market demand. Specifically, the evolution of the gross margin reflects Management’s expectations on efficiencies gained because of the improvement in the production process that is currently in progress.
The pre-tax discount rate applied to discount cash flow projections is 8,7%.
Management has concluded that no reasonably possible change in a key assumption on which Management has based its determination of the group of units’ recoverable amount would cause the group of units carrying amount to exceed its recoverable amount per the reporting date 2021.

Kechu Bidco Group Consolidated financial statements 2021

15.PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment	Office equipment	Laboratory equipment	Assets under construction	Total
(Amounts in NOK thousand)

At 1 January 2021
Cost	1 964	10 260	7 616	19 840
Accumulated depreciation and impairment	(1 228)	(621)	-	(1 848)
Net book amount	736	9 640	7 616	17 992

Year ended 31 December 2021
Opening net book amount	741	9 635	7 616	17 992
Additions	521	3 715	39 798	44 034
Disposals cost	(27)	-	-	(27)
Disposals accumulated depreciation	27	-	-	27
Loss of control of subsidiary cost	(1 277)	-	-	(1 277)
Acc. Dep. loss of control of subsidiary	871	-	-	871
Depreciation charge	(321)	(388)	-	(710)
Closing net book amount	535	12 961	47 414	60 911

At 31 December 2021
Cost	1 181	13 975	47 414	62 571
Accumulated depreciation and impairment	(651)	(1 009)	-	(1 660)
Net book amount	530	12 966	47 414	60 911

The main additions made during the 2021 relates to machinery and equipment under construction that are specific to the Group’s operations, and which are expected to be finalized in 2022.

16.TRADE AND OTHER RECEIVABLES

Trade receivables	2021
(Amounts in NOK thousand)

Trade receivables	26 651
Loss allowance	-
Total trade receivables	26 651

Trade and other receivables are initially recognized at fair value. Subsequently to initial recognition, receivables are measured at amortized cost using the effective interest method less any loss allowance. Trade receivables are non-interest bearing and are classified as current. Historically loss on trade receivables have been insignificant. Therefore, the loss allowance is insignificant and represents the Group’s estimate of expected credit losses on trade receivables per the 2021 reporting date.
The following table provides information on the aging of trade receivables based on the number or days past due:

Kechu Bidco Group Consolidated financial statements 2021

Aging trade receivables	2021
(Amounts in NOK thousand)

Not due	11 818
Less than 30 days	8 889
30-60 days	5 760
61-90 days	16
More than 90 days	168
Total carrying value trade receivables	26 651

The following table summarises other receivables held by the Group:

Other current receivables	2021
(Amounts in NOK thousand)

Other current receivables	19 046
Total other current receivables	19 046
Other current receivables mainly relate to prepaid expenses, and deposits paid in relation to leases.
17.CASH AND CASH-EQUIVALENTS

Cash and cash equivalents	2021
(Amounts in NOK thousand)

Cash at bank and in hand	100 366
Restricted cash	1 169
Unrestricted cash	99 197
Total cash and cash equivalents	100 366
The restricted cash held by the Group relates to the regulatory restrictions on payroll tax liabilities. Restricted cash is therefore not available for general use by the Group.

Kechu Bidco Group Consolidated financial statements 2021

18.INVENTORIES

Inventories	2021
(Amounts in NOK thousand)

Raw materials and consumables	7 395
Goods in progress	57 897
Finished goods and goods for resale	62 873
Total inventories	128 165
No significant write-downs of inventories due to obsolescence (or any other reason) have been recognised as an expense in period presented.

19.INTEREST-BEARING DEBTS

Overview of interest-bearing liabilities	2021
(Amounts in NOK thousand)

Current
Bank borrowings	12 350
Lease liabilities	6 331
Total current interest-bearing liabilities	18 681

Non-current
Bank borrowings	227 349
Other borrowings	5 642
Lease liabilities	24 086
Total non-current interest-bearing liabilities	257 077

Total interest-bearing liabilities	275 758

There have been no significant differences between the amounts paid for settlements and the carrying value of the borrowings.

Kechu Bidco Group Consolidated financial statements 2021

19.1.RELEVANT TERMS AND CONDITIONS
The Group’s current borrowing facility includes per the reporting date 31 December 2021 a revolving credit facility of 45 000 thousand. The loan facility agreement includes the following financial covenant for the coming financial year:
•Leverage levels < 4.70:1
•Interest cover > 4.30:1
Leverage levels are defined as the ratio of total net debt at the reporting date divided by the adjusted EBITDA in respect of that relevant reporting period.

Interest cover is defined as the ratio of adjusted EBITDA over net finance charges in respect of that relevant reporting period.

19.2. ASSETS PLEDGED AS SECURITIES FOR LIABILITIES
The borrowing facility required certain assets to be pledged as security, being accounts receivables, inventory, and property, plant and equipment. Further information about the amounts and classes of assets pledged is included in Note 27.
19.3. COMPLIANCE WITH COVENANTS
The Group has complied with all the financial covenants during 2021, and Management does not expect to breach any covenant in the foreseeable future.
19.4. RECONCILIATION OF THE CASH FLOWS FROM FINANCING ACTIVITIES

Reconciliation cash flow from financing activities	Borrowings	Lease liabilities	Total
(Amounts in NOK thousand)
Liabilities from financing activities at 31 December 2020	231 550	40 921	272 471

Financing cash flow (payments)	(19 000)	(8 789)	(27 789)
New borrowings	30 289	-	30 289
New leases	-	2 966	2 966
Foreign exchange adjustments	950	1 777	2 727
Other changes	1 551	(6 458)	(4 907)
Liabilities from financing activities at 31 December 2021	245 341	30 417	275 758

Kechu Bidco Group Consolidated financial statements 2021

20.TRADE AND OTHER PAYABLES

Trade payables and other current liabilities	2021
(Amounts in NOK thousand)

Trade payables	46 087
Group loans and borrowings	20 000
Other current liabilities	25 417
Total trade payables and other current liabilities	91 504

Group loans and borrowings mainly consists of a borrowing agreement with one related party for an amount of NOK 20 000 thousand. See further information in Note 26.
Other current liabilities mainly include accruals for payables related to employees, interest payable and other items. Additionally, as a result of losing control over Kappa Ingredients, the Group is required to settle a liability towards the German Insolvency Estate, amounting to NOK 5,5 million.
21.LEASES
21.1.NATURE OF THE LEASING ACTIVITIES
The Group leases offices, warehouses, office equipment and vehicles used to carry out the Groups operations. The Group do not have any major restrictions imposed by the lessors, and typically the contracts have a fixed duration with no possibility of early terminations. Typically, the leases include a clause where the lease payments will be indexed in accordance with the national CPI of the country where the lease is located, and there is no other source of variability in the lease payments.
The Group enters into short-term and low-value leases for minor equipment mainly consisting of production equipment and office machines.
21.2.RIGHT-OF-USE ASSETS

Right-of-use assets	Office equip.	Machinery	Buildings	Vehicles	Total
(Amounts in NOK thousand)

Year ended 31 December 2021
Opening net book amount	3 634	4 185	35 396	823	44 038
Adjustments	(170)	(196)	(1 376)	(38)	(1 780)
Additions	42	-	2 924	-	2 966
Depreciation charge	(1 654)	(1 116)	(5 779)	(394)	(8 943)
Terminations	(1 852)	(1 929)	(2 556)	(391)	(6 728)
Closing net book amount	-	944	28 609	-	29 553

Kechu Bidco Group Consolidated financial statements 2021

21.3.LEASE LIABILITIES

Lease liabilities	2021
(Amounts in NOK thousand)

At 1 January
Opening balance amount	40 921
Adjustments	(1 780)
Additions	2 966
Interest expense	1 900
Lease payments	(10 690)
Currency effects	1 777
Terminations	(4 678)
Balance as of 31 December	30 417

Current	6 331
Non-current	24 086

21.4.AMOUNTS RECOGNISED IN THE CONSOLIDATED INCOME STATEMENT AND TOTAL CASH OUTFLOWS

Amounts recognised in the income statement	2021
(Amounts in NOK thousand)

Interest expense (included in finance cost)	1 900
Effect of discontinued operations	(282)
Depreciation charge	8 943
Effect of discontinued operations	(1 793)
Termination gain/(losses) continued operations	(1 891)
Termination gain/(losses) discontinued operations	(159)
Expenses relating to short-term leases / leasing of low-value assets	97

Kechu Bidco Group Consolidated financial statements 2021

21.5.MATURITY ANALYSIS OF LEASE LIABILITIES

Contractual maturities	2021
(Amounts in NOK thousand)

Less than 1 year	7 827
1-3 years	13 078
3-5 years	10 664
More than 5 years	4 864
Total contractual cash-flows	36 432

Recognised as a liability	30 417

22.FINANCIAL INSTRUMENTS
22.1.FINANCIAL ASSETS

Financial assets	2021
(Amounts in NOK thousand)

Debts measured at amortised cost:	45 697
Trade receivables	26 651
Other current receivables	19 046
Cash and cash equivalents	100 366
Equity instruments of other entities (measured at fair value through profit or loss:	276
Investment in shares	276
Total financial assets	45 973
See Note 24 for the analysis on the nature and extent of the risks arising from the financial instruments held by the Group.
22.2.FINANCIAL LIABILITIES

Financial liabilities	2021
(Amounts in NOK thousand)

Liabilities measured at amortised cost	336 845
Bank borrowings	239 699
Other non-current financial liabilities	5 642
Trade payables	46 087
Other current liabilities	25 417
Group loans and borrowings	20 000
Liabilities measured at fair value through profit or loss	42 810
Contingent consideration liabilities	42 810
Total financial liabilities	379 655
See Note 24 for the analysis on the nature and extent of the risks arising from the financial instruments held by the Group.
22.3.FAIR VALUE HIERARCHY
All financial instruments held by the Group as of the end of the 2021 reporting period were measured at amortised cost, with the exception of the shares in other entities and the contingent consideration liabilities, which were

Kechu Bidco Group Consolidated financial statements 2021

measured at fair value through profit or loss. The fair values of financial instruments not measured at fair value are not materially different to their carrying values.

At 31 December 2021	2021
(Amounts in NOK thousand)

Financial assets valued at FVPL (level 1):
Investment in shares	276
Total financial assets measured at fair value	276

Financial liabilities valued at FVPL (level 3):
Contingent consideration liabilities	42 810
Total financial liabilities measured at fair value	42 810

22.3.1. Investment in shares
The Group held shares in Nattopharma ASA. During 2021, the Group sold all the 2 701 310 shares of this entity, corresponding to the 10,24% of the total shares. Shares were acquired in 2020 for a total amount of NOK 33 309 thousand. Nattopharma was listed at the date the shares were acquired by the Group, and continued to be listed until the moment the Group sold all the previously acquired shares in 2021, for an amount of NOK 75 281 thousand. The measurement of this investment was classified as level 1 in the fair value hierarchy, since this financial instrument was traded in an active market.
22.3.2.Contingent consideration
In December 2019, Kechu Bidco AS, the parent company of the Group, acquired control over Kappa Bioscience AS and its subsidiaries through the purchase of 100% of its shares. The sale and purchase agreement of the shares included a contingent consideration clause with the previous owners of Kappa Bioscience AS.
The contingent consideration consists of an additional cash payment to previous owners in case that more than 50% of Kappa Bioscience’s shares (or business thereof) is sold directly or indirectly to a third party within a five-year period after the acquisition date.
The amount of the additional payment is derived from applying a percentage to the difference between a future exit price and the price paid to the previous owners (i.e. the equity return), when the exit exceeds a specific threshold determined in the agreement. With the passage of time, from the acquisition date up until year 5 after the transaction, the percentage applied to this difference decreases. Also, in the equity return formula, the price paid to the previous owners (used as reference for the difference with the exit price) is increased with the passage of time, making the potential additional payment lower.
The function of the contingent consideration agreed was put in place to protect the previous shareholders from a subsequent sale of the business for a substantially higher value, and it is not directly related to the actual performance of Kappa Bioscience AS.
During 2021, the fair value of the contingent consideration liability presented the following changes:

Reconciliation contingent consideration liability	2021
(Amounts in NOK thousand)

At 1 January 2021	27 422
Unrealised fair value changes recognised in other financial gains and losses (see Note 10)	15 388
Contingent consideration liabilities at 31 December 2021	42 810
The increase in the fair value of the contingent consideration liability is mainly explained by the increase in the estimated value of Kappa Bioscience’s business (i.e. estimated eventual exit price referred to above), mainly due to

Kechu Bidco Group Consolidated financial statements 2021

an expected increase in revenue levels with respect to last year’s budgets approved by Management and the Board of Directors.
The fair value estimation of the contingent consideration liability requires the use of a valuation model developed and used consistently by Management thought the protection period. Most of the variables used in the model for the fair value estimation are entity-specific and not observable in the market.
The valuation model is based on a DCF method, using simulations of different scenarios. The main inputs for that valuation model are (i) the probability-weighted percentage to be applied to the equity return; and (ii) the estimation of the potential exit price. In order to estimate these inputs, Management had to rely on other unobservable inputs for the liability that are significant to the fair value estimation, as explained below. Therefore, the contingent consideration liability is classified as fair value level 3.
(i) probability-weighted percentage to be applied to the equity return
As explained above, there is an inverse relationship between the holding period (i.e. difference between acquisition and exit dates) and the percentage to be applied to the equity return, as per the contingent consideration agreement. The equity return would decrease in direct relationship with the holding period for the reasons indicated above.
Therefore, to obtain this input, the percentage applied to the equity return has been weighed by the likelihood of a future sale occurring at different points in time. These likelihoods of different holding periods have been estimated by Management based on past experience from previous transactions, and also on publicly available industry information on holding periods by similar entities. The percentage over the equity return at different holding periods have been weighed with the likelihood of exiting at different holding periods.
Overall, the weighted-average holding period has been assumed to be 5 years. At 31 December 2021, it has been estimated that the likelihood of the holding period being less than 5 years from the acquisition date was 46%. With all other variables remaining constant, an increase in the probability of the holding periods being less than 5 years would lead to an increase in the contingent consideration liability. See sensitivity analysis in the section below.
(ii) the estimation of the potential exit price
The estimation of the potential exit price is based on a discounted cash flow model. This model uses as a starting point the budgets approved by Management and the Board of Directors for a period of four years and projected using a 2% growth assumption for the calculation of the terminal value. As for the impairment test analysis (see Note 14.2), the expected cash flows depend on assumptions based on the price of raw materials used in the production process, the evolution of the market, and the Group’s value added to its products.
The DCF valuation is also significantly dependent on the discount rate used (weighted-average cost of capital). The Group has used a pre-tax discount rate of 8,7%, which has been derived using publicly available information on market risk premium for the relevant industry; the cost of debt; and small stock premiums.
An increase in the expected performance of the business (e.g. increase in the expected operating margins); an increase in the expected growth rate; or a decrease in the discount rate applied for the DCF valuation would lead to an increase in the contingent liability. The sensitivity analysis is included below:
No significant interdependencies on the unobservable inputs have been identified.
Sensitivity analysis
Management believes that reasonable possible changes in the unobservable inputs mentioned above in sections (i) and (ii) would result in the following significant changes in the fair value of the contingent consideration liabilities. This is summarised in the table below:

Kechu Bidco Group Consolidated financial statements 2021

Sensitivity analysis for contingent consideration liability	Increase (decrease) in contingent consideration liability
(Amounts in NOK thousand)

(i) probability-weighted percentage to be applied to the equity return:
Likelihood of holding period being less than 5 years:
- Increase by 25%, equally through the rest of the holding period	24 276
- Increase by 25% of likelihood of sale during year 2022	36 414
- Decrease by 10%, equally through the rest of the holding period:	(9 710)
(ii) the estimation of the potential exit price:
Operating margins in cash flow projections:
- Increase by 5%:	20 081
- Decrease by 5%:	(20 081)
Expected terminal growth rate:
- Increase by 0,5%:	6 041
- Decrease by 0,5%:	(5 203)
Discount rate applied for cash flow projections:
- Increase by 2%:	(19 972)
- Decrease by 1%:	15 286

23.EQUITY

The share capital consists only of Type A shares, with a par value of 0,30 NOK per share. All shares carry equal rights with respect to dividends, voting rights and other rights in accordance with Norwegian corporate law.

	Shares	Amounts
Authorised shares	2021	2021
(Amounts in NOK thousand)

Fully paid ordinary shares	432 368 897	560 997
Total share capital and share premium	432 368 897	560 997

Summary of largest shareholders as at 31 December 2021:

Shareholders 31 December 2021	No. of shares	Ownership %

Kechu Midco AS	432 368 897	100%
Total number of shares	432 368 897	100%

24.CAPITAL AND RISK MANAGEMENT
24.1.CAPITAL MANAGEMENT
The two main objectives of the Group when managing capital is to safeguard its ability to continue as a going concern; and to ensure that covenants imposed by third parties are fulfilled. See Note 19.3 for further information on the covenants the Group should comply with.

Kechu Bidco Group Consolidated financial statements 2021

24.2.MARKET RISK
24.2.1.Interest rate risk
Interest rate risk it the risk that the financial performance of the Group will fluctuate because of changes in market interest rates. The only exposure that the Group has is with respect to its borrowings (see Note 19). The interest rate on these borrowings is comprised of a fixed interest rate (margin), and a variable interest rate based on the interbank offered rate of the currency of the borrowing. The fixed interest rate is also subject to changes depending on the borrowing leverage of the Group.
During the 2021 reporting period, the Group has not mitigated the variability of interest rates with derivative agreements. However, Management monitors the evolution of the applicable IBOR rates, and the evolution of variables that could affect the future development on interest rates.
The Group’s results are affected by changes in the applicable IBOR. The following sensitivity analysis shows the effect that reasonably possible variations in the IBOR would have in the after-tax profit or loss of the Group:

Impact on profit after tax
Sensitivity of changes in interest rates on borrowings	2021
(Amounts in NOK thousand)

Increase in interest rate of 1%	(1 914)
Decrease in interest rate of 0,5%	957

The effect in equity from reasonably possible variations in the IBOR would be equal to the profit after tax.
24.2.2.Foreign exchange risk
Foreign exchange risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates. Foreign exchange risk in the Group arises from Group entities holding financial instruments that are going to be settled in a currency that is different to their functional currency.
The Group is exposed to foreign exchange risks. Management seeks to reduce the foreign exchange risks by applying entering into transactions where payments are satisfied in the same currency that income is received, and vice versa.
The Group’s results are still affected by changes in the foreign exchange. The following sensitivity analysis shows the effect that reasonably possible variations in the foreign exchange rates would have in the after-tax profit or loss of the Group:

Impact on profit after tax
Exchange rate sensitivity analysis	2021
(Amounts in NOK thousand)

Increase (decrease) in EUR/NOK exchange rate of 10%	479
Increase (decrease) in USD/NOK exchange rate of 10%	1 184

24.3.CREDIT RISK
Credit risk is the risk that one party to a financial instrument will cause a financial loss for the other party by failing to discharge an obligation. The credit risk exposure for the Group mainly arises from the trade receivables held at each reporting period; and cash held at banks.
Management monitors the credit risk of the Group’s receivables mainly by keeping track of overdue receivables and reviewing changes in the credit ratings of its debtors. If the rating is not available, the Groups considers other factors

Kechu Bidco Group Consolidated financial statements 2021

such as its past experience with the customer. To minimize the exposure to credit risk, Management sets individual credit limit for its customers.
Credit losses have not been significant during the 2021 reporting period, and Management has not identified any specific concentration of risks, based on geographic region or individual customers. The Group has not identified any significant increase in the credit risk in any of its financial assets other than trade receivables. For more information on the impairment analysis of trade receivables, see Note 16.
With respect to its cash held at banks, the Group’s finance department manages the credit risk by limiting the amounts than can be held at a single bank, avoiding excessive concentration of risks.
24.4.LIQUIDITY RISK
Liquidity risk is the risk that the Group will encounter difficulty in meeting obligations associated with financial liabilities that are settled by delivering cash or another financial asset. Management monitors rolling forecasts of the Group’s liquidity to ensure that all financial obligations will be met. Additionally, as of 31 December 2021, the Group has undrawn credit facilities for an amount of NOK 87 500 thousand, which can be used on request to meet the Group’s short term liquidity needs.
The following table summarises the maturity analysis for the financial liabilities of the Group’s remaining contractual maturities on an undiscounted basis:

At 31 December 2021	Carrying amount	Less than 1 year	1-3 years	Total
(Amounts in NOK thousand)

Bank borrowings	239 699	12 350	253 897	266 247
Contingent consideration liabilities	42 810	-	50 987	50 987
Other non-current borrowings (see Note 20)	5 642	-	5 962	5 962
Trade payables	46 087	46 087	-	46 087
Other current liabilities	25 417	25 417	-	25 417
Group loans and borrowings (see Note 26.4)	20 000	20 000	-	20 000
Total financial liabilities	379 655	103 854	310 846	414 700
A maturity analysis on the lease liabilities has been included in Note 21.5.
The contractual maturity on the bank borrowings owed by the Group is December 2024.
Contingent consideration liabilities have been presented in the time band “1-3 years” on the basis that Management estimates it is possible that a sale occurs in 3 years’ time at 31 December 2021. However, this liability could be settled before what is indicated in the table above, upon a potential sale of Kappa Bioscience’s business. See Note 22.3.2 and Note 30.3 for further information on the contingent consideration liabilities.

Kechu Bidco Group Consolidated financial statements 2021

25.INFORMATION OF THE GROUP
The Group is comprised of the following entities as of the end of the 2021 reporting period:

Subsidiaries	Business office	Country	Voting percentage	Ownership percentage	Main business activity
(Amounts in NOK thousand)
Kechu Bidco AS	Oslo	Norway	NA	NA	Holding company
Kappa Solutions AS (*)	Oslo	Norway	90%(**)	90%	Research and development
Kappa Bioscience AS	Oslo	Norway	100%	100%	Production and commercialisation
(*) On 22 November 2021, Synthetica AS changed its name to Kappa Solutions AS.
(**) The rest of the shares are owned by Kappa Solutions AS as treasury shares.

In November 2021, the Group lost control over its fully owned subsidiary Kappa Ingredients GmbH, located in Hamburg (Germany). See further information in Note 6.

26.RELATED PARTY DISCLOSURES
26.1.CONTROLLING PARTIES
The Group is controlled by the following entities:

Name of controlling party	Relationship	Place of incorporation
Kechu Midco AS (*)	Parent	Norway
Sandevik Invest AS	Ultimate controlling party	Norway

(*) The Kechu Bidco Group is included in the consolidated financial statements of Kechu Topco AS, the parent company of Kechu Midco AS.

26.2.KEY MANAGEMENT PERSONNEL COMPENSATION

Key management personnel compensation	2021
(Amounts in NOK thousand)

Salaries	10 926
Bonus	3 294
Post-employment benefits	391
Total	14 611

26.3.TRANSACTIONS WITH RELATED PARTIES
During the 2021 reporting period, the Group received consulting services from members of the key management personnel, for an amount of NOK 402 thousand.
26.4.BALANCES WITH RELATED PARTIES
As of the end of the 2021 reporting period, the Group had a loan liability towards Kechu Midco AS for an amount of NOK 20 000 thousand held for financing purposes. The loan is unsecured and not subject to interest payments.

Kechu Bidco Group Consolidated financial statements 2021

27.ASSETS PLEDGED AS SECURITY FOR LIABILITIES

Carrying amounts of assets pledged as security	2021
(Amounts in NOK thousand)

Current
Cash and cash equivalents	100 366
Receivables	26 651
Inventories	128 165
Total current assets pledged as security	255 182

Non-current
Investments in shares	276
Property, plant and equipment	60 911
Total non-current assets pledged as security	61 187

Total assets pledged as security	316 369
The assets are pledged in relation to the borrowing held by the Group with banks (see Note 19).

28.COMMITMENTS

Capital commitments	2021
(Amounts in NOK thousand)

Property, plant and equipment	32 922
Others	538
Total	33 460
Substantially all commitments by the Group are related to different items related to the construction of the new production facilities in Norway.

29.PROVISIONS AND CONTINGENCIES
Provisions are liabilities with uncertain timing and amount and are recognised when the Group has a present obligation as a result of a past event; it is probable (i.e. more likely than not) that an outflow of resources embodying economic benefits will be required to settle the obligation; and for which a reliable estimate can be made. A contingent liability is recognised when the outflow of resources is not probable, but possible.
As of the end of the end of the 2021 reporting period, the Group has not recognised any provisions; and Management is not aware of events that could trigger the disclosure of a contingent liability. This statement includes consideration to the loss of control over Kappa Ingredients (see Note 6).
At the reporting date, any potential claims related to Kappa Ingredients GmbH are deemed inapplicable to the Group as Kappa Ingredients is a private limited company where its owner is restricted to the share capital invested in the company only.

Kechu Bidco Group Consolidated financial statements 2021

30.EVENTS AFTER THE REPORTING PERIOD
30.1.ACQUISITION OF A NEW GROUP ENTITY
On 1 February 2022, the Group reacquired parts of the operations of Kappa Ingredients GmbH, whose control had been lost in November 2021 (see Note 6). The acquisition was made through an agreement with the insolvency estate where a new entity 100% owned by the Group, Kappa Bioscience Europe GmbH, acquired assets, assumed liabilities, and stepped into the employment contracts with the previous employees of Kappa Ingredients GmbH. The reason for the business combination is that the Group intends to continue its distribution activities through this new entity, but only with respect to the vitamin K2 and D3 products.
The acquisition included part of the equipment used for the distribution of goods, leased premises, inventory and an organised workforce. The Group has concluded that the transaction is a business combination in accordance with IFRS 3, as the entity has inputs in the form of an organized workforce, and substantive processes that enable the acquiree to render distribution services.
The consideration paid by the Group was EUR 1 211 thousand (NOK 12 230 thousand), which is a fixed amount and not subject to changes linked to performance.
The amount recognised as of the acquisition date, by major class of assets acquired and liabilities assumed are:

Net assets acquired through a business combination	Fair value
(Amounts in NOK thousand)

Inventory	8 368
Property, plant and equipment	559
Net identifiable assets acquired	8 927
Goodwill	3 303
Net assets acquired	12 230
The main reason that makes up for the goodwill are the synergies from the organized workforce acquired.
30.2.DIVIDENDS
The Annual Shareholders’ meeting approved a dividend distribution amounting to NOK 1,3 million in 2022.
30.3.CHANGE OF OWNERSHIP AND CONTINGENT CONSIDERATION
Balchem Corporation, a company based in the US, completed on 21 June 2022 the acquisition of all shares from Kechu Bidco AS, the parent company of the Group. See Note 25 for further information on the ownership of the Group as of 31 December 2021.
This change of control over Kappa Bioscience’s business also caused the contingent consideration liability to be settled shortly after 21 June 2022 for an amount of NOK 180 million. The change of ownership was the result of negotiations occurring during the 2022 financial period. The increase in the fair value of the contingent consideration liability is not due to circumstances existing at the reporting date and therefore constituting a non-adjusting event. See Note 22.3 for further information on the contingent consideration liability.
30.4.EARLY REPAYMENT OF BORROWINGS
All the external bank borrowings held by the Group as of 31 December 2021 have been settled during 2022. The settlement was financed by group loans from new owner, see Note 30.3.
30.5.OTHER EVENTS AFTER THE REPORTING PERIOD
The board of directors is not aware of any other events that occurred after the balance sheet date, or any new information regarding existing matters, that can have a material effect on the 2021 consolidated financial statements of the Group.